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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                     JURISDICTION
         SUBSIDIARY                                OF INCORPORATION
         ----------                                ----------------

SatCon Applied Technology, Inc.                       Delaware
SatCon Power Systems, Inc.*                           Delaware
SatCon Electronics, Inc.**                            Delaware
Ling Electronics, Ltd.                                United Kingdom
SatCon Power Systems Canada, Ltd.                     Canada

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* Also doing business as "MagMotor" and "Ling Electronics"

** Also doing business as "Film Microelectronics, Inc."